UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

Trustfeed Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10940 Wilshire Boulevard, Suite 705, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 213-616-0011

140 Broadway, 46th Floor New York, NY 10005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.01 Changes in Control of Registrant.

On December 29, 2023 (the “Closing Date”), Fastbase, Inc. (“Fastbase”), (a) the record and beneficial owner of (i) 90,437,591 shares of the common stock, par value $0.001 per share (the “Common Stock”) of Trustfeed Corp. (the “Company”), representing approximately 83% of the Company’s issued and outstanding Common Stock (the “Common Shares”), and (ii) 500,000 shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the “Preferred Stock”), representing 100% of the Company’s issued and outstanding shares of Preferred Stock (the “Preferred Shares” and, with the Common Shares, the “Transferred Shares”), closed on a Stock Purchase Agreement dated December 22, 2023 (the “SPA”) entered into with CWR 1, LLC, a Delaware limited liability company (“CWR”) and the Company, pursuant to which Fastbase sold the Transferred Shares (the “Share Purchase”) to CWR for aggregate consideration of $350,000 (the “Purchase Price”). A portion of the Purchase Price was paid to an escrow agent holding the Purchase Price in escrow and a consultant retained by Fastbase that assisted with the Share Purchase.

Mr. Rasmus Refer has voting and disposition control of Fastbase. CWR is an affiliate of GLD Partners, LP (defined below). Mr. Daniel Gordon has voting and dispositive control over the Transferred Shares through GLD Partners, LP and other affiliates of GLD Partners, LP, but disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Brett Rosen, the Company’s new President, Chief Financial Officer, Secretary and Treasurer and a director, is the President of CWR.

The Transferred Shares collectively represent approximately 84% of the voting securities of the Company.

Funds utilized for the Share Purchase were provided by CWR for the purpose of effecting a change of control of the Company in anticipation of a future transaction involving the Company.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective as of the Closing Date, (a) Rasmus Refer, the Company’s Chief Executive Officer (principal executive officer, principal accounting officer and principal financial officer) and Chairman and sole member of the Company’s Board of Directors, resigned from all officer and employment positions with the Company and its subsidiaries, and (b) subject to Rule 14f-1 of the Securities Exchange Act of 1934, as amended, Mr. Refer resigned as a director of the Company. Mr. Refer did not have any disagreements with the Company regarding the operations, policies or practices of the Company.

Also in accordance with the SPA and the transactions contemplated thereby, effective as of the Closing Date, (a) the size of the Board of Directors of the Company was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified and (b) Mr. Rosen was appointed President, Chief Financial Officer, Secretary and Treasurer of the Company.

As of the Closing Date, the Company will not pay Mr. Rosen any compensation for his service to the Company. There are no related party transactions between the Company and Mr. Rosen that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, except that to the extent that affiliates of GLD Partners, LP directly or indirectly own any interest in the Company through CWR or otherwise, Mr. Rosen may have an indirect ownership interest in the Company through his equity participation rights and interests in affiliates of GLD Partners, LP.

Mr. Rosen, age 41, is the President and a director of GLD RE, Ltd., an affiliate of GLD Partners, LP, a global alternative investment management firm (“GLD Partners, LP”), since March 2022, and is the President of CWR since April 2021. From April 2018 to March 2022, Mr. Rosen was Legal Counsel at GLD Partners, LP. Prior to that, from July 2012 to March 2018, he was associated with Winston & Strawn, LLP, the global law firm. The Company believes that Mr. Rosen is qualified to serve as a member of the Board of Directors due to his extensive business and legal experience, including experience from acting as a director of various portfolio companies of GLD Partners, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trustfeed Corp.

By:	/s/ Brett Rosen
Name:	Brett Rosen
Title:	President

Date: January 4, 2024

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